UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2020

New Asia Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55410	45-0460095
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

11 Beach Road #03-01 Singapore, 189675
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +65-6702-3808
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2015, the Board of Directors (the “Board”) of New Asia Holdings Inc. (the “Company”) approved that all or a portion of those advances made and any future advances by New Asia Holdings Ltd. (“NAHL”) would be convertible by NAHL, at its own discretion, into shares of common stock of the Company at a conversion price of $0.02 per share. Dr. Lin Kok Peng, the Company’s Chairman and Chief Executive Officer and principal controlling shareholder of the Company is the sole owner of NAHL.

From December 24, 2014 through June 30, 2020, NAHL has advanced to the Company an aggregate of $906,452 in operating funds and NAHL is expected to continue to advance such operating funds through the end of 2020. NAHL recently informed the Company that the conversion terms are not consistent with the level of risk that NAHL has taken in effecting these advances and that NAHL wishes to re-establish the terms of the advances to date and the terms of any future advances prior to NAHL undertaking any such future advances.

Therefore, on August 14, 2020, the Company and NAHL entered into an Agreement on Advances (the “2020 Agreement”) pursuant to which the Company and NAHL agreed as follows:

•All funds that have been advanced to the Company by NAHL up to August 14, 2020 (the “Prior Advances”) will continue to constitute an interest-free loan to the Company, which will be due and payable by the Company to NAHL on or before September 15, 2020. If the Company does not repay the Prior Advances by that date, NAHL will have the option to extend the repayment date or to convert all or a portion of the Prior Advances into Company common stock at a conversion price of $0.003 per share.

•Following August 14, 2020, NAHL will endeavor, on a best efforts basis, to continue to advance operating funds to the Company as may be required and requested by the Company for its operations, for a period of at least through December 31, 2020 (such additional advances, as funded, the “Additional Advances”). Any such Additional Advances will be due and payable by the Company to NAHL on or before January 31, 2021. In the event that any Additional Advances are made and are not repaid by such date, NAHL will have the option to extend the repayment date or to convert all or a portion of the Additional Advances into Company common stock at a conversion price of US $0.003 per share.

•In the event that NAHL determines not to fund any Additional Advances, then the conversion price for any Prior Advances made prior to January 1, 2020 will remain $0.003 per share, and the conversion price with respect to any Prior Advances made after January 1, 2020 will be $0.01 per share.

•The conversion prices as set forth above are subject to customary adjustments for stock splits, stock dividends, recapitalizations and other customary events which occur following August 14, 2020.

The 2020 Agreement contains customary representations, warranties and other agreements by and between the parties.

The description of the 2020 Agreement as set forth above is qualified in its entirely to the full text of the 2020 Agreement, which is attached hereto as Exhibits 10.1 respectively, and incorporated herein by reference.

Item 2.03Creation of A Direct Financial Obligation

The disclosure as set forth above in Item 1.01 is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Agreement on Advances dated as of August 14, 2020 by and between the registrant and New Asia Holdings Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Asia Holdings, Inc.

Date: August 19, 2020	By:	/s/ Lin Kok Peng
Lin Kok Peng
Chief Executive Officer